UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

Cheetah Net Supply Chain Service Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41761	81-3509120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8707 Research Drive, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 740-7799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On August 21, 2026, Cheetah Net Supply Chain Service Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Pacific Century Securities, LLC (the “Sales Agent”), acting as the Company’s sales agent, pursuant to which the Company may offer and sell, from time to time, to or through the Sales Agent shares of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), having an aggregate offering price of up to $35,280,213.01 (the “Shares”).

The Company is not obligated to sell any of the Shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, upon delivery of a placement notice, the Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations, and the rules of the Nasdaq Capital Market to sell the Shares from time to time based upon the Company’s instructions, including any price, time, or size limits specified by the Company in the applicable placement notice.

The Sales Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on the Nasdaq Capital Market, on any other existing trading market for the Class A Common Stock, or to or through a market maker.

The Sales Agent is under no obligation to purchase any of the Shares on a principal basis pursuant to the Sales Agreement, except as otherwise agreed by the Sales Agent and the Company in writing and expressly set forth in a placement notice.

The Company will pay the Sales Agent a commission of 3.0% of the aggregate gross proceeds from each sale of the Shares and has agreed to provide the Sales Agent and certain of its affiliates with customary indemnification and contribution rights, including for liabilities under the Securities Act.

The Company has also agreed to reimburse the Sales Agent for certain specified expenses, including up to $100,000 in connection with the initial offering, up to $14,000 per fiscal year in connection with the maintenance of the Sales Agreement (subject to a maximum of $5,000 per Representation Date, as defined in the Sales Agreement), and up to $10,000 in connection with each update to the ATM program, including the filing of a new registration statement, prospectus or prospectus supplement relating to the Class A Common Stock or an amendment to the Sales Agreement.

The Shares will be offered and sold pursuant to a prospectus supplement dated August 21, 2026 and filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 24, 2026 (the “ATM Prospectus Supplement”), to the Company’s registration statement on Form S-3 (Registration No. 333-281820), which was filed with the SEC on August 28, 2024 (the “Registration Statement”) and declared effective by the SEC on September 6, 2024.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the legal opinion of McCarter & English, LLP regarding the legality of the Shares that may be issued pursuant to the ATM Prospectus Supplement is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of McCarter & English, LLP
10.1	Sales Agreement, dated August 21, 2026, by and between Cheetah Net Supply Chain Service Inc. and Pacific Century Securities, LLC
23.1	Consent of McCarter & English, LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cheetah Net Supply Chain Service Inc.

Date: August 26, 2026	By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Interim Chief Financial Officer, Director, and Chairman of the Board of Directors (Principal Executive Officer)